UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)

1140 W. Thorndale Avenue Itasca, Illinois 60143-1335
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On October 9, 2009, Enable Holdings, Inc. (the “Company”) received total commitments for a $500,000 loan in the form of 2009 Convertible Promissory Notes (the “Loan”) provided by Hdibu LLC, Theodore Deikel and Talos Partners LLC (collectively, the “Investors”).

The Loan bears interest at a rate of the then-posted U.S. Prime Rate plus 500 basis points per annum and is due on November 30, 2009.  The Loan is convertible into the Company’s Series A Preferred Stock, at the option of the Investors, at a conversion price of $0.10 per share, upon at least 30 days’ notice to the Company.  The Company intends to use the Loan for working capital.  The rights and preferences of the Company’s Series A Preferred Stock is set forth in the Certificate of Amendment of Certificate of Incorporation which is attached hereto as Exhibit 3.1, which has not yet been filed with the Delaware Secretary of State.

The Loan was made pursuant to the terms of an Interim Loan Agreement which is attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

In connection with the Loan mentioned above, on October 9, 2009, the Company became obligated on a direct financial obligation in the total amount of $500,000.  The Loan accrues interest at a rate of the then-posted U.S. Prime Rate plus 500 basis points per annum and is due and payable on November 30, 2009.  The Loan is convertible into the Company’s Series A Preferred Stock, at the option of the Investors, at a conversion price of $0.10 per share, upon at least 30 days’ notice to the Company.

Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits:

3.1	Certificate of Amendment of Certificate of Incorporation.

4.1	Form of 2009 Convertible Promissory Note dated October 9, 2009.

10.1	Interim Loan Agreement dated October 9, 2009 by and between Enable Holdings, Inc., Hdibu LLC, Theodore Deikel and Talos Partners LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 15, 2009

ENABLE HOLDINGS, INC.

By	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Chief Financial Officer

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
October 9, 2009	000-50995

ENABLE HOLDINGS, INC.

EXHIBIT NO.	ITEM

3.1	Certificate of Amendment of Certificate of Incorporation.

4.1	Form of 2009 Convertible Promissory Note dated October 9, 2009.

10.1	Interim Loan Agreement dated October 9, 2009 by and between Enable Holdings, Inc., Hdibu LLC, Theodore Deikel and Talos Partners LLC.